EXHIBIT 10.145

               SHENZHEN JIADIANBAO ELECTRICAL PRODUCTS CO., LTD.

                                CONTRACT TO AMEND
                       COOPERATIVE JOINT VENTURE CONTRACT

         THIS CONTRACT TO AMEND (the "Amendment") has been entered into this 18th day of October 1996 by and between Shenzhen Baoanqu Fuda Industries Co., Ltd. ("Party A") and Go-Gro Industries, Ltd. ("Party B"), each of which is a party to a Contract to Change Shenzhen Jiadianbao Electrical Products Co., Ltd. an Equity Joint Venture Using Chinese and Foreign Investment to Shenzhen Jiadianbao Electrical Products Co., Ltd. a Cooperative Joint Venture Company, dated 12 September 1994 (the "Contract").

         Pursuant to the provisions of Article 7 of the Law of the People's Republic of China on Sino-foreign Co-operative Enterprises, the undersigned, being all of the parties to Shenzhen Jiadianbao Electrical Products Co., Ltd., a cooperative joint venture company with limited liability (the "Cooperative Co."), the establishment of which was approved in September 1994 by the Shenzhen Municipal Foreign Investment Office (the "Approving Authority"), do hereby agree to amend the Contract as follows:

         1. Article 5 of the Contract shall be amended by changing the words "Article 10" in the second sentence to read "Article 9", and the words "Article 10" in the third sentence to read "Article 11".

         2. Article 6 of the Contract shall be amended to read in full as follows:

                              ARTICLE 6 - PURPOSE

         The purposes of the Parties in establishing the Cooperative Co. are: to fully utilize Party B's abundant capital resources, technical strength, advanced management methods and broad sales network in the international market for designing, manufacturing and distributing in the domestic and international markets various types of lighting products, flashlights, cordless hand tools, household electrical products and related components and parts (hereinafter referred to as "Contract Products"); to further strengthen the economic cooperation and technical exchanges between PRC and the international markets; to import into the PRC advanced and applicable production technology, key equipment and scientific management techniques; to build a modern household electrical products production capability in order to further expand the scale capacity and product quality of the Cooperative Co.; to facilitate the development of new

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products, so as to strengthen the competitiveness of Chinese lighting products in the international market and increase exports from the PRC; and to further improve the economic effectiveness and achieve a satisfactory economic profit for the Parties.

         3. Article 7 of the Contract shall be amended to read in full as follows:

                          ARTICLE 7 - BUSINESS SCOPE

         The business scope of the Cooperative Co. shall include the following:

         (1) design and manufacture of various types of lighting products, flashlights, cordless hand tools and related components and parts, and after-sale maintenance and repair services therefor;

         (2) construction, ownership and operation of plant and related facilities needed for the administration of the Cooperative Co., production and distribution of its Contract Products and operation of its business; and

         (3) such other activities as may be necessary or advisable, as permitted under the laws and regulations of the People's Republic of China ("PRC"), in furtherance of the purposes of the Cooperative Co. as set forth in
Article 6 of this Contract.

         4. Chapter 5 of the Contract shall be amended to read in full as follows:

                   CHAPTER 5. TOTAL INVESTMENT AND REGISTERED
              CAPITAL; PAYMENT AND USE OF CAPITAL; ALLOCATION AND
            DISTRIBUTION OF PROFITS AND LOSSES; TRANSFER OF INTERESTS

       ARTICLE 9 - TOTAL AMOUNT OF INVESTMENT: REGISTERED CAPITAL: PAYMENT OF REGISTERED CAPITAL: VERIFICATION AND CHANGE OF CAPITAL

         9.1 The original total amount of investment in the Cooperative Co. was RMB80,000,000. The additional amount of investment is RMB43,817,280.

         9.2 The original registered capital of the Cooperative Co. was RMB32,000,000, which has been subscribed in full by Party B and will be paid and used solely for the Production Line.

         The additional registered capital is RMB17,526,912, which shall be used solely for the Construction Line for building production plant and related facilities.

         9.3 Payment of the additional registered capital shall be as follows:

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         9.3.1 Of the additional registered capital of RMB17,526,912, thirty percent (30%) or RMB5,258,074 is subscribed and shall be contributed in cash or in kind by Party A, and seventy percent (70%) or RMB12,268,838 is subscribed and shall be contributed in cash or in kind by Party B.

         9.3.2 Payment of the additional registered capital of RMB17,526,912 shall be in three installments, of which 15% of the amount subscribed by each Party shall be paid within three (3) months after the date of the approval of the increase in the total amount of investment and increase in registered capital, 50% of such amount within nine (9) months after such approval, and the remaining 35% of such amount within twelve (12) months after such approval.

         9.3.3 All capital payments in cash shall be made, if in RMB, to the RMB account of the Cooperative Co. at the Bank of China's principal office in Shenzhen or at such other authorized bank as the Board of Directors (the "Board") may from time to time designate; or if in foreign currency, to the respective foreign exchange account of the Cooperative Co. at the Bank of China's principal office in Shenzhen or at such other authorized bank as the Board may designate from time to time. All capital payments made in kind shall be transferred to the Cooperative Co. by appropriate documents of transfer and assignment. According to the PRC Regulations on the Subscription of Capital by the Parties to Sino-Foreign Joint Venture Enterprises of December 30, 1987, any and all capital contributed by the Parties to the Cooperative Co., regardless of the form of the payment, shall be, when received by the Cooperative Co., free and clear of all liens, claims and encumbrances whatsoever. All registered capital received by the Cooperative Co. shall be for the exclusive use of the Cooperative Co. for implementing the purposes set forth herein for the entire term of this Contract.

         9.3.4 The capital contributed to the Cooperative Co. shall be verified by a Chinese registered accountant retained by the Cooperative Co. and such accountant shall issue a capital verification report verifying the paid-in capital contributions. Party B has the option to retain, at its own cost, an international certified public accountant of its choice to assist in the capital verification of any Party's contribution and in the issuance of any capital verification report. Upon receipt of a satisfactory capital verification report, the Cooperative Co. shall issue a certificate of capital contribution in the verified amount to the Party making such contribution. Such certificate(s) of capital contribution shall be conclusive evidence of such Party's capital interest in the Cooperative Co.

         9.3.5 Registered capital of the Cooperative Co. may be increased from time to time but only following adoption of any such increase by unanimous action by the Board of the Cooperative Co. and approval of the Shenzhen Municipal Foreign Investment Office (the "Approving Authority") Approving Authority. No Party shall be required to make any additional contribution of registered capital except as expressly set forth in this Article, as the same may be amended from time to time Registered capital shall not bear interest.

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                           ARTICLE 10 - USE OF CAPITAL

         10.1 Capital received by the Cooperative Co. shall be allocated, as prescribed in this Contract for the registered capital and otherwise as determined by the Board, between the two primary segments of its business, the Production Line and the Construction Line, which segments are defined as follows:

              10.1.1 The Production Line includes all personal property of the Cooperative Co., including machinery and equipment, raw materials and components, work-in-progress, finished goods inventory, receivables, intellectual property, leases, licenses, contract rights and other intangibles, tenant improvements to any real property leased or used by the Cooperative Co. and deposits and premiums, used or usable in the production and distribution of the Contract Products and not included in the Construction Line.

              10.1.2 The Construction Line includes all land use rights owned or used by the Cooperative Co. (other than under the provisions of a lease) concerning land located in Feng Huang Gang Village, Xin An Town, Bao An District, Shenzhen, and all of the rights of the Cooperative Co. in all improvements, both off-site and on-site, and all buildings and other structures, and other rights related thereto, including contracts for the design, construction and supervision of construction of buildings and other structures, located or constructed on such land, and all easements and other rights related to the foregoing.

         10.2 The entire original registered capital in the amount of RMB32,000,000 subscribed and paid by Party B shall be allocated to and used solely for the Production Line. The additional registered capital in the amount of RMB17,526,912 shall be allocated to and used solely for the Construction Line.

         ARTICLE 11- DETERMINATION AND ALLOCATION OF PROFITS AND LOSSES

         11.1 Revenues and expenditures of the Cooperative Co. shall be recorded under such bookkeeping and accounting procedures and standards as shall be determined by the Board, but such procedures shall not permit expenditure of registered capital received by the Cooperative Co. except as permitted by
Article 10.2 herein. Further, expenditures which shall be determined by the Board to be capital expenditures relating to the Construction Line shall be so recorded in the books and records of the Cooperative Co. that the amount of such expenditures, including reasonable depreciation, shall be an appropriate adjustment to the cost of the Construction Line. Revenues received from the sale, lease (including any amounts allocated to the Construction Line pursuant to Article 11.3 below), or condemnation of assets included in the Construction Line, or insurance proceeds received under policies owned by the Cooperative Co. insuring, assets in the Construction Line from the dangers of fire, explosion, theft, earthquake or other natural disaster or like danger covered in similar policies, shall be recorded as revenues received from the Construction Line.

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         11.2 Notwithstanding the foregoing, expenditures for the payment of compensation to production and assembly workers engaged in the Production Line, together with payment of a procurement and supervision fee and management fee to Party A of an aggregate amount to be determined from time to time by the Board based on the then number of employees so engaged in production and assembly and rent for the existing factory premises leased from Party A (which amount was RMB3,300,000 per year as of 12 September 1994) shall be paid or accrued by the Cooperative Co. and shall be a charge against the revenues from the Production Line when so paid or accrued. Such payments to workers and to Party A are hereby guaranteed by Party B.

         11.3 The Board may determine a reasonable rental expense (said expense shall not exceed the fair market rental at the time of determination for the same or similar assets) of the assets included in the Construction Line and allocate such amount on the books and records of the Cooperative Co. as an expenditure of the Production Line and revenue to the Construction Line.

           11.4 Net Profits and Net Losses shall be determined in accordance with the accounting procedures and standards established by the Board from time to time. Party B shall be allocated all net profits and losses from the Production Line. Party A shall neither receive any profits nor bear any losses, risks or liabilities on the Production Line. Party A shall be allocated thirty percent (30%), and Party B shall be allocated seventy percent (70%), of all net profits and losses from the Construction Line.

               ARTICLE 12 - DISTRIBUTIONS AND RETENTION OF PROFITS

         12.1 The Cooperative Co. shall at all times maintain a capital account for each Party to this Contract, showing therein the amount of verified registered capital and other capital which each such Party has paid in or otherwise received by the Cooperative Co.

           12.2 The Board shall have the discretion to retain all or a portion of Net Profits from the Production Line or the Construction Line in the Cooperative Co. or to distribute such Net Profits to the Parties. Should the Board decide to distribute Net Profits to the Parties, the following distribution principles shall be followed: Net Profits from the Production Line shall be distributed to Party B; Net Profits from the Construction Line shall be distributed thirty percent (30%) to Party A and seventy percent (70%) to Party B as available.

                       ARTICLE 13 - TRANSFER OF INTERESTS

           13.1 The effectiveness of any transfer or sale (collectively "Transfer") of all or any part of its interests in the Cooperative Co. by any Party shall be subject to the prior written consent of the other Party, which consent shall not be unreasonably withheld, and approval of the Approving Authority to the extent required by PRC law and regulations. Should either Party desire to Transfer all or a portion of its interest, it shall first offer in writing to Transfer such interest to the other Party at a price and on

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terms and conditions set forth in such writing, which writing shall also set forth the name of the person proposed to be the recipient of such Transfer. Should the Party receiving such offer not elect to acquire such interest within ninety (90) days after receiving such offer, the offering Party may within sixty (60) days thereafter Transfer such interest to the person named in the written offer at a price and on terms and conditions no more favorable to the person named in the written offer than had been set forth in such written offer. Any other Transfer hereunder shall be void.

         13.2 Any Transfer of any Party's interest under this Article shall not become effective until all necessary approvals have been obtained and until the proposed transferee shall have agreed to be subject to the provisions of this Contract and the Articles of Association of the Cooperative Co. by execution hereof and of the Articles of Association, as amended to the date of such Transfer. Upon the receipt of such approvals and signed documents, the Cooperative Co. shall cancel the then outstanding Certificates of Capital Contribution of the transferor Party and issue new Certificates of Capital Contribution to the transferee to reflect the new ownership interests, and commencing from that date the transferee shall become a Party to this Contract and the Cooperative Co. Should Party B acquire all of the interests of Party A, it shall be entitled to re-register the Cooperative Co. as a wholly foreign-owned enterprise.

         5. Article 14.1 shall be amended by deleting the word "and" after subarticle (h), by adding thereto a revised subarticle (i) as follows, and by amending the existing subarticle (i) to become subarticle (j):

         (i) Contributing its subscribed registered capital under the terms and conditions as provided in Article 9 of this Contract; and

         6. Article 14.2 of the Contract shall be amended by changing the words "Article 10" in subarticle (a) to Article 9.

         7. Chapter 8 of the Contract shall be amended to read in full as follows:

                          CHAPTER 8. BOARD OF DIRECTORS

               ARTICLE 19 - FORMATION OF THE BOARD AND ITS POWERS

         l9.1 The Board of the Cooperative Co. shall be established upon the issuance of the business license by the Shenzhen Administration of Industry and Commerce and shall hold its first meeting as soon as practicable thereafter.

         19.2 The Board shall be comprised of five (5) Directors, two (2) of which shall be appointed by Party A and three (3) of which shall be appointed by Party B. The Chairman shall be appointed by Party B and the Vice Chairman shall be appointed by Party A.

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                 ARTICLE 20 - QUORUM REQUIRED FOR BOARD MEETINGS

         This Article intentionally left blank. Provisions relating to the number of directors required to constitute a quorum for the conduct of meetings of the Board, and the number of votes necessary to authorize action by the Board are set forth in the Articles of Association of the Cooperative Co.

                 ARTICLE 21 - CHAIRMAN OF THE BOARD OF DIRECTORS

         21.1 The Chairman of the Board of Directors shall be the legal representative of the Cooperative Co., and shall have the authority to act for the Cooperative Co. as provided by law, by this Contract and by the Articles of Association of the Cooperative Co.

         21.2 If the Chairman of the Board is absent, he may delegate his power to the Vice Chairman or a Director of the Board to act on his behalf.

                     ARTICLE 22 - PARTICIPATION OF DIRECTORS

         Provisions relating to the participation of directors are set forth in the Articles of Association of the Cooperative Co.

                                   ARTICLE 23

         Intentionally left blank

         8. Article 24 of the Contract shall be amended to read in full as follows:

                      ARTICLE 24 - MANAGEMENT ORGANIZATION

         The Cooperative Co. shall establish a Management Organization which, subject to its overall responsibility to the Board (the highest management organ of the Cooperative Co.), shall be responsible for day-to-day operations of the business of the Cooperative Co. The Management Organization shall have such departments as shall be determined by the Board from time to time.

         9. Article 26 of the Contract shall be amended to read in full as follows:

                         ARTICLE 26 - REMOVAL OF MANAGEMENT

         Provisions for the removal and replacement of officers of the Cooperative Co. are set forth in the Restated Articles of Association of the Cooperative Co.

         10. Article 33 of the Contract shall be amended to read in full as follows:

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                            ARTICLE 33 - MANAGEMENT

         Management personal shall be compensated as provided in the Articles of Association and in resolutions of the Board adopted from time to time.

         11. Article 38 of the Contract shall be amended to read in full as follows:

                      ARTICLE 38 - ACCOUNTING AND AUDITING

         The fiscal year of the Cooperative Co. shall commence on January 1 of each calendar year and shall conclude on December 31 of such calendar year. The details of the accounting and auditing system of the Cooperative Co. shall be provided in the Restated Articles of Association.

         12. Article 43 of the Contract shall be amended to read in full as follows:

                         ARTICLE 43 - RESIDUAL ASSETS

         43.1 After the Liquidation Committee has paid or otherwise provided for all the legitimate debts of the Cooperative Co. and paid or provided for the payment of all liquidation expenses, the remaining assets shall be distributed to the Parties as follows:

              43.1.1 Production Line: Remaining assets at the time of liquidation comprising or included within the Production Line shall be returned to Party B.

              43.1.2 Construction Line: Remaining assets at the time of liquidation comprising or included with the Construction Line shall be valued at their then market value, and shall be apportioned between the Parties such that thirty percent (30%) of such assets shall be apportioned and distributed to Party A and seventy percent (70%) of such assets shall be apportioned and distributed to Party B.

         43.2 Party B shall have first priority with respect to any remaining foreign exchange assets of the Cooperative Co. to the extent of its allocated share of all remaining assets as provided in Article 43.1.

         13. Article 49.5 of the Contract shall be amended as follows:

         The reference in Article 49.5 to Article 10 of the Contract shall be changed to refer to Article 9 of the Contract.

         14. Provisions of the Contract not amended by this Amendment shall continue in full force and effect. Should the provisions of any prior contract, agreement, or memorandum of understanding conflict with the provisions of the Contract, as amended, the provisions of the Contract, as amended, shall prevail.

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         IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.


Shenzhen Baoanqu Fuda Industries Co., Ltd.        Go-Gro Industries, Ltd.

                                                  For and on behalf of
                                                  GO-GRO INDUSTRIES, LTD.

                                                  /s/ [ILLEGIBLE]
                                                  ------------------------
        [SEAL]                                                    DIRECTOR

By: /s/ ZHANG FUTIAN                              By:
    -----------------------                           --------------------
        Zhang Futian                                      Waicheck Lau
        Legal Representative                          Legal Representative


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